Exhibit 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132951 on Form S-8 of our report dated April 1, 2013 appearing in this Annual Report on Form 10-K of Dover Saddlery, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts

April 1, 2013